Exhibit 99.1

ProMIS Neurosciences to Consolidate Trading on the Nasdaq Exchange

●	Company to voluntarily delist from the Toronto Stock Exchange (TSX)
●	Last trading day on TSX will be July 21, 2023

TORONTO, Ontario and CAMBRIDGE, Massachusetts – July 10, 2023 – ProMIS Neurosciences Inc. (TSX: PMN) (Nasdaq: PMN), a biotechnology company focused on the generation and development of antibody therapeutics targeting toxic misfolded proteins in neurodegenerative diseases such as Alzheimer’s disease, today announced that it intends to consolidate trading of its shares on the Nasdaq exchange and as such has applied and received approval for a voluntary delisting of its common shares from the Toronto Stock Exchange ("TSX"). The last trading day on TSX will be July 21, 2023. The delisting from the TSX will not affect the Company’s listing on the Nasdaq and common shares will continue to trade uninterrupted on the Nasdaq under the symbol “PMN”.

ProMIS joined the Nasdaq Capital Market LLC on July 7, 2022, and it has since become the primary market based on trading volume. The Company believes that this consolidation to the Nasdaq will facilitate the opportunity to undertake transactions in accordance with the rules of Nasdaq as its primary market while creating a central marketplace for common shares and providing sufficient liquidity. The Company also believes that delisting from the TSX will lower the expenses of a dual listing and provide savings in time and effort of management, which can be redirected to initiatives intended to generate shareholder value.

In accordance with the requirements of the TSX Company Manual, shareholder approval is not required in respect of the voluntary delisting from the TSX as the Company’s common shares are listed on Nasdaq, which is an acceptable alternative market for the listed securities.

Most brokers in Canada, including discount and online brokers, have the ability to buy and sell securities listed on Nasdaq. Therefore, the Company’s Nasdaq listing will continue to provide shareholders with accessibility to trade the Company’s common shares. The value of investor shares or warrants is not related to or dependent on the listing. Shareholders holding shares or warrants in Canadian brokerage accounts should contact their brokers to confirm how to trade the Company’s shares on Nasdaq. Shareholders may also contact the Company at info@promisneurosciences.com for assistance.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences Inc. is a development stage biotechnology company focused on generating and developing antibody therapeutics selectively targeting toxic misfolded proteins in neurodegenerative diseases such as Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA), an alpha-synucleinopathy. The Company’s proprietary target discovery engine applies a thermodynamic, computational discovery platform - ProMIS™ and Collective Coordinates - to predict novel targets known as Disease Specific Epitopes on the molecular surface of misfolded proteins. Using this unique approach, the Company is developing novel antibody therapeutics for AD, ALS and MSA. ProMIS has offices in Toronto, Ontario and Cambridge, Massachusetts. ProMIS is listed on Nasdaq and, effective upon the delisting, formerly the TSX, under the symbol PMN.

Forward-looking Statements

Neither the TSX nor Nasdaq has reviewed and neither accepts responsibility for the adequacy or accuracy of this release. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, “forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”.

In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward looking information regarding the Company’s plans and objectives with respect to its current listing on Nasdaq and its intention to delist from the TSX, including the timing and anticipated benefits therefrom. Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company's most recently filed annual information form available on www.SEDAR.com, in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2022 and the section entitled “Risk Factors” in its Post-Effective Amendment No. 1 to Form S-1, filed March 17, 2023, each as filed with the Securities and Exchange Commission, and subsequent quarterly reports. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

To learn more, visit us at www.promisneurosciences.com.

For Investor Relations, please contact:

Stern Investor Relations

Janhavi Monhite, Managing Director

janhavi.mohite@sternir.com

Tel. 212 698-8801